Exhibit 99.3

Press Release
www.shire.com

Director Declaration

May 22, 2018 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that Olivier Bohuon, Senior Independent Director of the Company, is to be appointed as a Non-Executive Director of Smiths Group plc on July 1, 2018.

This disclosure is made pursuant to LR 9.6.14 of the UK Listing Rules.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Robert Coates	rcoates@shire.com	+44 203 549 0874
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX